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                                                                    Exhibit 10.1

                            ALLIANT TECHSYSTEMS INC.

                 COMPENSATION ARRANGEMENT WITH PAUL DAVID MILLER

o    Base salary

     o    $600,000/year ($50,000/month)

     o    Salary may adjust from time to time, but not annually

o    Annual incentive

     o $400,000/year at target; up to 200% of target for achieving outstanding results

     o Above target incentive, after tax, will be paid in stock until you meet an ownership target of 4x base (starts FY00)

     o Ownership target = 4 x $600,000/$75 = 32,000 shares at today's stock price

     o FY99 MIP incentive will be prorated and paid at "on-plan", in advance at time of hire

          o    We will "true-up" this incentive at the end of FY99

          o    $400,000 x 3/12 = $100,000 (less taxes)

o    Long term business performance incentive

          A.   Performance shares payable 3/31/00 for FY00 EPS

               o    Threshold: 1,000 shares for EPS = 85% of plan as of 4/1/99

               o    Target: 2,000 shares for EPS = plan as of 4/1/99

               o Outstanding: 4,000 shares for EPS = 125% of plan as of 4/1/99

          B.   Performance shares payable 3/31/01 for average FY00 and FY01 EPS

               o Threshold: 1,000 shares for average EPS = 85% of plan as of 4/1/99

               o    Target: 2,000 shares for average EPS = plan as of 4/1/99

               o Outstanding: 4,000 shares for average EPS = 125% of plan as of 4/1/99

          C.   Future annual performance share grants

o    Stock options

     o    150,000 non-qualified stock options

     o    Priced as of the grant date

     o    Vesting 1/3 per year over 3 years

     o    No additional stock option grants for 3 years

o    Flexible perquisites

     o Up to $15,000 per year in quarterly reimbursements of qualifying expenses

     o    No tax gross-up

          o    Gross expenses are reimbursed at net amount

     o    For qualifying items such as

          o    First class upgrade

          o    Airline "club" membership

          o    Spouse travel

          o    Car purchase/lease

          o    Staff entertainment

          o    Home security

          o    Home computer

o    Financial counseling

     o    $15,000 first year; $10,000 subsequent years

     o    Direct payment to vendor(s)

     o    Plus tax gross-up

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o    Life Insurance

     o    Company provided "basic" life insurance at 1.5 (base + incentive)

     o    $1,500,000 death benefit

     o    Or any lesser amount, at your election

o    Income Security Plan

     o Provides 3 years of income protection subsequent to a change of control

o Full relocation, including Home Purchase Option Program to cover your move to Minnesota.

o Full relocation, including Home Purchase Option Program to cover your move from Minnesota at the end of your service to Alliant, including loss on sale up to 5% of the purchase price of the Minnesota home.

o    All Alliant Techsystems Inc. employee benefits

     o    Cash balance defined benefit plan - vests in 5 years

     o    401k with 50% match on first 4% contribution - immediately vests

     o    Supplemental insurances at group rates

     o    Long term disability insurance at group rates

     o    HealthPartners Minneapolis health care plan at group rates

     o Vacation: Starting balance = 10 days; Accruing at 15 days per year; subject to plan limits